Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

CryoLife	The Ruth Group
D. Ashley Lee	Tram Bui / Emma Poalillo
Executive Vice President, Chief Financial Officer and Chief Operating Officer	646-536-7035 / 7024 tbui@theruthgroup.com
Phone: 770-419-3355	epoalillo@theruthgroup.com

CryoLife Reports Fourth Quarter and Full Year 2017 Results

Fourth Quarter and Recent Business Highlights:

•	Achieved fourth quarter revenues of $52.8 million
•	Achieved double digit revenue growth on a percentage basis in BioGlue®, On-X, and tissue processing
•	Recorded GAAP net loss of ($3.0) million, or ($0.09) per fully diluted common share; Non-GAAP net income of $4.0 million, or $0.11 per fully diluted common share
•	Completed acquisition of JOTEC
•	Accelerated enrollment in BioGlue China and PerClot® clinical trials

ATLANTA, GA – (March 7,  2018) – CryoLife, Inc. (NYSE: CRY),  a leading cardiac and vascular surgery company focused on aortic disease, announced today its financial results for the fourth quarter and full year ended December 31, 2017.

Pat Mackin, Chairman, President, and Chief Executive Officer, said, “We had a solid fourth quarter capping off a tremendously successful year for CryoLife.  In the fourth quarter, we generated double digit revenue growth in BioGlue, On-X and tissue processing.   We now sell direct in more countries than ever before with more geographies converting to direct sales shortly.  As a result, we expanded our gross margin and, at the same time in the quarter, closed the JOTEC acquisition and made substantial progress on integration.  Our On-X double digit revenue growth was even more impressive in the face of temporary disruptions in orders resulting from going direct in Spain, Italy, and Poland.  Importantly, On-X’s 24 percent  year-over-year fourth quarter performance in North America further validates our direct sales strategy.”

Mr. Mackin added, “In addition to maximizing the value of our existing product portfolio, we believe we are well-positioned to drive future growth from products in development.  We have enrolled over 100 patients in the BioGlue China clinical trial and accelerated enrollment in the PerClot FDA clinical trial, with both trials on track for potential regulatory approval in the second half of 2019.  Further, the acquisition of JOTEC brought us additional R&D expertise and an exciting and broad new product pipeline.    If  these products are approved, they should be growth drivers in the years to come.  We also expect the combination of a 125 person sales force with our highly competitive products to drive strong performance in 2018 and beyond.”

“2017 was a transformational year for CryoLife.   We have never been more competitive than we are today, with a larger direct sales force and a larger addressable market opportunity, which positions us for years to come to accelerate significant growth and profitability,” Mr. Mackin concluded.

Revenues for the fourth quarter of 2017 increased 17 percent to $52.8 million, compared to $45.0 million for the fourth quarter of 2016.  The increase was primarily driven by double digit revenue growth on a percentage basis in BioGlue,  On-X and tissue processing revenues, and $4.1 million in revenues from JOTEC for the month of December 2017.  Non-GAAP revenues for the fourth quarter of 2017 increased 8 percent compared to the fourth quarter of 2016.

Revenues for the full year of 2017 increased 5 percent to $189.7 million, compared to $180.4 million for the full year of 2016.  The increase was primarily driven by increases in BioGlue,  On-X and tissue processing revenues,  and revenues from JOTEC for the month of December 2017.  Non-GAAP revenues for the full year of 2017 increased 3 percent compared to the full year of 2016.  A reconciliation of GAAP to non-GAAP financial metrics is included as part of this press release.

Net loss for the fourth quarter of 2017 was ($3.0) million, or ($0.09) per fully diluted common share, compared to net income of $2.9 million, or $0.09 per fully diluted common share for the fourth quarter of 2016.  Non-GAAP net income for the fourth quarter of 2017 was $4.0 million, or $0.11 per fully diluted common share, compared to non-GAAP net income of $4.1 million, or $0.12 per fully diluted common share for the fourth quarter of 2016.

Net income for the full year of 2017 was $3.7 million, or $0.11 per fully diluted common share, compared to net income of $10.8 million, or $0.32 per fully diluted common share for the full year of 2016.  Non-GAAP net income for the full year of 2017 was $13.8 million, or $0.40 per fully diluted common share, compared to non-GAAP net income of $16.0 million, or $0.48 per fully diluted common share for the full year of 2016.

The Company is issuing its full year 2018 financial guidance, as summarized below:

2018 Initial Financial Guidance Summary
Total Revenues	$250.0 million - $256.0 million
Gross Margins	65.5% - 66.5% (includes $3.5 million non-cash charges related to acquired JOTEC inventory and distributor inventory buy backs)
R&D Expenses	$23.0 million - $25.0 million
Income Tax Rate	Mid 20% (excludes effect of nondeductible transaction costs and the tax effect of stock compensation expenses)
Non-GAAP EPS	$0.29 - $0.32 (assumes approximately 37.5 million fully diluted shares outstanding and 25% effective tax rate)

The Company also expects the following for the full year of 2018:

•	Integration and related expenses of approximately $4.0 million
•	Depreciation expense between $7.0 million and $8.0 million
•	Amortization expense between $11.0 million and $12.0 million

•	Interest expense between $15.5 million and $16.0 million.

All numbers in the table above are presented on a GAAP basis except where expressly referenced as non-GAAP.  The Company does not provide GAAP income per common share on a forward-looking basis because the Company is unable to predict with reasonable certainty business development and acquisition-related expenses, purchase accounting fair value adjustments, and any unusual gains and losses without unreasonable effort.  These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP.

The Company’s financial guidance for 2018 is subject to the risks identified below.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures.  Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.  In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies.  The Company’s non-GAAP revenues include (as applicable) On-X revenues for the period in 2016 prior to the closing of the acquisition and excludes revenues for the HeRO® Graft and ProCol® product lines for 2016 and excludes JOTEC revenues for December 2017.  The Company’s other non-GAAP results exclude (as applicable) business development expenses; gain on sale of business components; amortization expenses; and inventory basis step-up expense.  The Company believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions and the operating expense structure of the Company’s existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses and the transaction and integration expenses incurred in connection with recently acquired and divested product lines.  The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as acquisitions, or non-cash expense related to amortization of previously acquired tangible and intangible assets.   The Company does, however, expect to incur similar types of expenses in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur.

Webcast and Conference Call Information

The Company will hold a teleconference call and live webcast tomorrow, March 8, 2018 at 8:00 a.m. ET to discuss the results followed by a question and answer session hosted by Mr. Pat Mackin.

To listen to the live teleconference, please dial 201-689-8261 a few minutes prior to 8:00 a.m. ET.  A replay of the teleconference will be available through March 15, and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415.  The conference number for the replay is 13676706.

The live webcast and replay can be accessed by going to the Investor Relations section of the CryoLife website at www.cryolife.com and selecting the heading Webcasts & Presentations.

About CryoLife, Inc.

Headquartered in suburban Atlanta, Georgia, CryoLife is a leader in the manufacturing, processing, and distribution of medical devices and implantable tissues used in cardiac and vascular surgical procedures focused on aortic repair.  CryoLife markets and sells products in more than 90 countries worldwide.  For additional information about CryoLife, visit our website, www.cryolife.com.

Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements reflect the views of management at the time such statements are made.  These statements include our forecasted revenues, gross margins, R&D expenses, income tax rate and non-GAAP earnings per share; our forecasted integration and related expenses, depreciation expense, amortization expense and interest expense for 2018; our expectation that we will sell directly rather than through distributors in additional geographies and that this direct sales strategy is better than selling indirectly; our belief that we will maximize the value of our existing product portfolio and that we are well-positioned to drive future growth from our products in development; our belief that our BioGlue China clinical trial and our PerClot FDA clinical trial are on track for potential regulatory approval in the second half of 2019; our expectation that the JOTEC acquisition provides us with full and exciting new product pipeline and if these products are approved, they should be growth drivers in the years to come; our expectation that the combination of a 125 person direct sales force with our highly competitive products, will drive strong performance in 2018 and beyond; our expectation that 2017 will prove to be a transformational year; our belief that we have never been better more competitive than we are today, with a larger direct sales force and a larger addressable market opportunity, which positions us for years to come to accelerate significant growth and profitability. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for year ended December 31, 2016 and Forms 10-Q for periods ended March 31, 2017, June 30, 2017 and September 30, 2017. These risks and uncertainties also include that our beliefs regarding the benefits of the JOTEC acquisition, including that this acquisition provides us with product portfolios that are technologically and clinically differentiated and offer strong competitive advantages, substantially enhance our growth potential and ability to drive profitable growth, strengthen our direct sales force, significantly accelerates our going direct strategy, increase our cross-selling opportunities, and significantly enhance our R&D capabilities and pipeline may be incorrect; our projections of markets sizes and revenue growth rates for our four product lines, clinical trial timelines and clearance or approval times for new products or new indications may be incorrect or may change over time. As with most acquisitions, the successful integration of JOTEC’s businesses with ours may take longer and prove more costly than expected, and we may experience currently unforeseen difficulties related to the JOTEC products and our combined sales forces’ ability to successfully market them.  If we experience problems that slow the integration of JOTEC's business with CryoLife’s business, we may not be able to secure the anticipated financial and operational benefits of the acquisition as soon as anticipated, or at all.

We may also inherit unforeseen risks and uncertainties related to JOTEC's business, particularly if the information received by CryoLife during the due diligence phase of this transaction is incomplete or inaccurate. Our plans with respect to the transaction’s financing could change based on currently unforeseen circumstances. CryoLife does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues:
Products	$35,112	$28,925	$119,631	$113,992
Preservation services	17,714	16,104	70,071	66,388
Total revenues	52,826	45,029	189,702	180,380

Cost of products and preservation services:
Products	8,601	6,734	29,798	28,033
Preservation services	7,862	7,100	31,262	33,448
Total cost of products and
preservation services	16,463	13,834	61,060	61,481

Gross margin	36,363	31,195	128,642	118,899

Operating expenses:
General, administrative, and marketing	30,195	22,246	101,211	91,548
Research and development	6,363	3,844	19,461	13,446
Total operating expenses	36,558	26,090	120,672	104,994
Gain from sale of business components	--	--	--	(7,915)
Operating (loss) income	(195)	5,105	7,970	21,820

Interest expense	2,396	787	4,881	3,043
Interest income	(53)	(24)	(212)	(72)
Other (income) expense, net	(190)	583	(260)	437

(Loss) income before income taxes	(2,348)	3,759	3,561	18,412
Income tax expense (benefit)	659	862	(143)	7,634

Net (loss) income	$(3,007)	$2,897	$3,704	$10,778

(Loss) income per common share:
Basic	$(.09)	$.09	$.11	$.33
Diluted	$(.09)	$.09	$.11	$.32

Weighted-average common shares outstanding:
Basic	34,025	32,223	33,008	31,855
Diluted	34,025	33,443	34,163	32,822

CRYOLIFE, INC. AND SUBSIDIARIES

Financial Highlights

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Products:
BioGlue and BioFoam	$17,845	$15,982	$37,041	$63,461
On-X	9,993	9,073	65,939	34,232
CardioGenesis cardiac laser therapy	1,736	2,367	6,866	7,864
PerClot	892	1,038	3,533	4,021
PhotoFix	510	465	2,116	1,871
HeRO Graft	--	--	--	2,325
ProCol	--	--	--	218
JOTEC	4,136	--	4,136	--
Total products	35,112	28,925	119,631	113,992

Preservation services:
Cardiac tissue	8,599	7,442	32,510	29,697
Vascular tissue	9,115	8,662	37,561	36,691
Total preservation services	17,714	16,104	70,071	66,388

Total revenues	$52,826	$45,029	$189,702	$180,380

Revenues:
U.S.	$34,648	$32,885	$135,102	$131,727
International	18,178	12,144	54,600	48,653
Total revenues	$52,826	$45,029	$189,702	$180,380

		December 31,	December 31,
		2017	2016

Cash, cash equivalents, and restricted securities		$40,753	$57,341
Total current assets		179,280	147,233
Total assets		591,670	316,140
Total current liabilities		42,940	30,102
Total liabilities		312,635	107,157
Shareholders’ equity		279,035	208,983

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Net Income and Diluted Income per Common Share

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
GAAP:
(Loss) income before income taxes	$(2,348)	$3,759	$3,561	$18,412
Income tax expense (benefit)	659	862	(143)	7,634
Net (loss) income	$(3,007)	$2,897	$3,704	$10,778

Diluted (loss) income per common share:	$(0.09)	$0.09	$0.11	$0.32

Diluted weighted-average common
shares outstanding	34,025	33,443	34,163	32,822

Reconciliation of income before income
taxes, GAAP to net income, non-GAAP:

(Loss) income before income taxes, GAAP	$(2,348)	$3,759	$3,561	$18,412
Adjustments:
Business development expenses	6,555	832	10,935	7,880
Gain on sale of business components	--	--	--	(7,915)
Amortization expense	1,662	1,153	5,085	4,426
Acquisition inventory basis step-up expense	584	822	2,728	3,039
Income before income taxes, non-GAAP	6,453	6,566	22,309	25,842

Income tax expense calculated at 38% normalized
tax rate	2,452	2,495	8,477	9,820
Net income, non-GAAP	$4,001	$4,071	$13,832	$16,022

Reconciliation of diluted income per
common share, GAAP to diluted income per
common share, non-GAAP:

Diluted (loss) income per common share, GAAP:	$(0.09)	$0.09	$0.11	$0.32
Adjustments:
Business development expenses	0.19	0.02	0.31	0.24
Gain on sale of business components	--	--	--	(0.24)
Amortization expense	0.05	0.03	0.15	0.13
Acquisition inventory basis step-up expense	0.02	0.02	0.08	0.09
Tax effect of non-GAAP adjustments	(0.11)	(0.02)	(0.21)	(0.08)
Effect of 38% normalized tax rate	0.05	(0.02)	(0.04)	0.02
Diluted income per common share,
non-GAAP:	$0.11	$0.12	$0.40	$0.48

Diluted weighted-average common
shares outstanding	35,090	33,443	34,163	32,822

CRYOLIFE, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP

Revenues; Gross Margin; General, Administrative, and Marketing

(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2017	2016	Growth Rate	2017	2016	Growth Rate
Reconciliation of total revenues, GAAP
to total revenues, non-GAAP:
Total revenues, GAAP	$52,826	$45,029	17%	$189,702	$180,380	5%
Plus: On-X pre acquisition revenues	--	--		--	1,627
Less: HeRO revenues	--	--		--	(2,325)
Less: ProCol revenues	--	--		--	(218)
Less: JOTEC revenues	(4,136)	--		(4,136)	--
Total revenues, non-GAAP	$48,690	$45,029	8%	$185,566	$179,464	3%

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2017	2016		2017	2016
Reconciliation of gross margin %,
GAAP to gross margin %,
non-GAAP:
Total revenues, GAAP	$52,826	$45,029		$189,702	$180,380
Gross margin, GAAP	$36,363	$31,195		$128,642	$118,899
Gross margin %, GAAP	69%	69%		68%	66%

Gross margin, GAAP	$36,363	$31,195		$128,642	$118,899
Plus: Acquisition inventory basis step-
up expense	584	822		2,728	3,039
Gross margin, non-GAAP	$36,947	$32,017		$131,370	$121,938
Gross margin %, non-GAAP	70%	71%		69%	68%

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2017	2016		2017	2016
Reconciliation of general,
administrative, and marketing,
expense, GAAP to general,
administrative, and marketing,
expense, non-GAAP
General, administrative, and marketing
expense, GAAP	$30,195	$22,246		$101,212	$91,548
Less: Business development
expenses	(6,555)	(832)		(10,935)	(7,880)
General, administrative, and
marketing expense,
non-GAAP	$23,640	$21,414		$90,277	$83,668